LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned's hereby makes,

constitutes and appoints each of Thomas J. Stultz and Frederick J.

Erickson, acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:



(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5

(including any amendments thereto) with respect to the securities of Triple
Crown Media, Inc., a Delaware corporation (the "Company"), with the United
States Securities and Exchange Commission, any national securities exchanges, The Nasdaq Stock Market, Inc. and the Company, as considered necessary or advisable under Section 16(a) of the Securities
Exchange Act
of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");


(2)	seek or obtain, as the
undersigned's representative and on the
undersigned's behalf, information
on transactions in the Company's
securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


(3)	perform any and all other acts which in the
discretion of such
attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned
acknowledges that:

(1)	this Power of Attorney authorizes,
but does
not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared
and/or
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company
nor
such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and



(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The undersigned hereby
gives and
grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for an on behalf of he undersigned, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

	This Power of Attorney shall
remain in
full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS
WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this
15th day of December, 2005.







/s/GERALD N. AGRANOFF
						Signature





Gerald N. Agranoff
						Print Name




STATE OF New York


COUNTY OF New York




	On this 15th day of December,
2005, Gerald N. Agranoff personally
appeared before me, and acknowledged
that s/he executed the foregoing
instrument for the purposes therein
contained.

	IN WITNESS
WHEREOF, I have hereunto set my hand and official seal.




								/s/ STEPHANIE E. KUPFERMAN

					Notary Public



					My Commission Expires: 11-23-07